ADDENDUM TO LEASE DATED OCTOBER 4, 1991

                                     between
                            S&R Costa (the "Lessor")
                                       and
                           INRAD, Inc. (the "Lessee")

The parties agree to the following terms and conditions:

1. The Lessor will extend the term of the lease for the existing premises (31,042 sq ft) for five years at the fixed rate of $6.30 per square foot. The term of the extension is from November 1, 1996 through October 31, 2001.

2. The lessee's area of 31,041 square feet represents 44.4003% of the total building.

3. The base rent of $6.30 per square foot is fixed and not to be increased by changes in the consumer price index.

4. The Lessee has the option to renew the lease for one additional term of five years at a negotiated rate.

5. The Lessor, at the Lessor's expense, will install a new roof on the Lessee's space by June 30, 1997. The Lessor will also have semi-annual preventive maintenance performed on the roof.

6. The Lessor, at the Lessor's expense, will pave the parking lot by September 30, 1997.

Agreed to by                           Agreed to by


--------------------------             -----------------------------
S&R Costa                              INRAD, Inc.